                                  LAND O'LAKES
                                  NEWS RELEASE

FOR MORE INFORMATION CONTACT:

         Lydia Botham      651-481-2123
         David Karpinski   651-481-2360

LAND O'LAKES REPORTS $84 MILLION IN 2003 NET EARNINGS

COMPANY OFFICIALS ALSO OUTLINE PROGRESS AGAINST STRATEGIC INITIATIVES

February 2, 2004 (Arden Hills, MN) ... Land O'Lakes, Inc., today reported 2003 net earnings of $83.5 million, as compared to $98.9 million for 2002. Company officials indicated that 2002 earnings had been bolstered by significant gains from vitamin litigation settlements and that, when those and other one-time gains and losses were factored out, earnings from operations were substantially improved. Company officials credited improved markets, effective cost-reduction efforts and strong volumes, particularly in branded and proprietary value-added product lines and businesses, for the improved performance.

For the fourth quarter, Land O'Lakes reported net earnings of $40.6 million, as compared to $63.6 million for the fourth quarter of 2002. Again, 2002 earnings figures were enhanced by vitamin litigation settlements.

Year-end sales totaled $6.3 billion, an 8-percent increase over 2002 sales of $5.8 billion. The sales increase was due in part to the consolidation of MoArk (Land O'Lakes egg industry joint venture) into the company balance sheet. Without that accounting change, sales were up 3 percent for the year. Similarly, fourth quarter sales of $1.9 billion represented a 24-percent increase over 2002's $1.5 billion. However, if you factor out MoArk, sales were up 13 percent over the fourth quarter of 2002.

                                     -more-




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Land O'Lakes Fourth Quarter -- Page 2 of 6

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) were $101.8 million for the quarter and $224.3 million for the year, as compared to EBITDA of $184.1 million and $324.3 million, respectively, in 2002. EBITDA for 2002, however, reflects $155.5 million in vitamin litigation settlements, versus $22.5 million in 2003.

The company also reported continued progress against its key strategic initiatives of paying down debt and building balance sheet strength; portfolio management; and building its branded businesses.

STRATEGIC INITIATIVES
Paying down debt/building balance sheet strength
Land O'Lakes recently completed a debt restructuring initiative that included the sale of $175 million in bonds to pay down senior bank debt and a three-year extension of its revolving line of credit.

Land O'Lakes also made approximately $14 million in scheduled payments on term debt during the fourth quarter, bringing 2003 principal payments on long-term debt to $131 million (excluding the debt restructuring initiative). The company finished the year with strong liquidity, with $383 million in cash-on-hand and unused borrowing authority, and remained in compliance with all its financing covenants.

The new bond sale did not increase debt levels, but rather enabled the company to improve its capital structure by taking advantage of declining long-term interest rates, securing its sources of traditional seasonal and short-term borrowing, spreading term debt payments over a longer period and maintaining strong liquidity.

Proactive portfolio management
The company continued to rationalize its asset portfolio. During the fourth quarter, Land O'Lakes completed the sale of its powdered cocoa business and, during the first quarter of 2004, sold its ownership position in QC, Inc. (a testing company).


                                     -more-



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Land O'Lakes Fourth Quarter -- Page 3 of 6

Over the course of the year, the company also reported progress in rationalizing its Upper Midwest dairy manufacturing infrastructure and reducing capital use and exposure to market risk in Swine.

Building branded businesses
During the quarter, the company continued its successful roll-out of two new branded, market-focused dairy products - LAND O LAKES(R) Spreadable Butter with Canola Oil and LAND O LAKES(R) Soft Baking Butter with Canola Oil. Sales continue to run ahead of forecasts.

Strong performance was also realized in such areas as LAND O LAKES-branded Deli and Foodservice products; CROPLAN GENETICS Seed; and AgriSolutions crop protection products. LAND O LAKES- and Purina Mills-branded products also continued to provide the foundation for Feed.

DAIRY FOODS
Dairy Foods reported $24.6 million in pretax earnings for the fourth quarter and $5.6 million for the year, as compared to a 2002 fourth quarter pretax loss of $16.7 million and a loss of $32.1 million for the year. Dairy Foods reported sales of $884 million for the quarter and $3.0 billion for the year, as compared to $748 million and $2.9 billion in 2002.

The earnings improvement was driven by positive performance in the Value Added side of the business and improved Industrial operations. Particular areas of strength in the Value Added business were Butter and Superspreads, Foodservice and Deli Cheese.


                                     -more-






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Land O'Lakes Fourth Quarter -- Page 4 of 6

While the company continued to face significant challenges in its Industrial (manufacturing) operations, progress was made in rationalizing the Industrial infrastructure, reducing costs and adjusting product mix. In addition, the company positioned its West Coast cheese and whey facility (Cheese and Protein International) for its 2004 Phase II expansion, which will reduce per-unit costs.

FEED
Feed reported fourth quarter pretax earnings of $21.4 million and year-end earnings of $46.4 million, as compared to $117.7 million and $156.5 million, respectively, in 2002. However, company officials pointed out, 2002 earnings were bolstered by more than $150 million in vitamin litigation settlements. Factoring out litigation settlements and other one-time gains and losses, Feed earnings were down modestly versus 2002.

Feed sales were $682.2 million for the quarter and $2.5 billion for the year, up from $634.1 million for the quarter and $2.4 billion for the full year in 2002.

Feed faced notable challenges, and reduced volumes, in the livestock/commodity area, driven in part by market volatility and restructuring in the swine industry and restructuring and early-year market stress in the dairy industry. Key strengths were companion animals, horse feed, beef feed and animal milk replacers.

SEED
Seed continued strong performance in 2003, with year-end pretax earnings of $11.6 million, versus $8.3 million for 2002. For the fourth quarter, Seed reported a seasonal loss of $2.3 million, as compared to a $1.7 million loss in fourth quarter 2002. Seed sales continued to grow, reaching $129.8 million for the fourth quarter and $479.3 million for the full year, up from 2002's $121.9 million and $406.9 million, respectively.



                                     -more-


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Land O'Lakes Fourth Quarter -- Page 5 of 6

Volume improvements, particularly in corn and soybeans; the growth of the CROPLAN GENETICS brand; and the strength of the local cooperative distribution system all contributed to the improved performance.

LAYERS/EGGS
Significant market improvement, volume growth and the success of branded eggs contributed to the company's performance in the Layers/Eggs industry (conducted through its MoArk joint venture), where year-end earnings totaled $33.4 million, compared to a loss of $9.5 million in 2002. For the fourth quarter, pretax earnings were $24.3 million, as compared to $3.3 million in the same quarter one year ago.

Consolidated sales for the year were $317.8 million, with fourth quarter sales of $175.7 million. As noted earlier, this is the first year MoArk sales were included in Land O'Lakes balance sheet. Because consolidation began in July, only half-a-year of MoArk's sales are included in Land O'Lakes financials. Full-year sales for MoArk were $552 million, and 100 percent of MoArk's earnings are included in Land O'Lakes income.

SWINE
While the company reported a pretax loss of $9.8 million for the year and a $3.1 million loss for the quarter in Swine, performance was improved over 2002, when losses totaled $23.2 million at year-end and $11.9 million for the quarter. Contributing to this improvement were better average hog prices, production efficiencies and progress in reducing capital use and exposure to market risk.

Swine sales for the year were $91.2 million, compared to $83.2 million in 2002. For the fourth quarter, sales were $24.7 million, as compared to $16.7 million for the fourth quarter of 2002.

                                     -More-




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Land O'Lakes Fourth Quarter -- Page 6 of 6

AGRONOMY
Land O'Lakes conducts its Agronomy business through the Agriliance joint venture, in which Land O'Lakes holds 50-percent interest. The company reported $13.2 million in Agronomy pretax earnings for the year, as compared to a loss of $1.8 million in 2002.

For the quarter, the company reported a $14.6 million loss in Agronomy, as opposed to an $18.2 million loss for the fourth quarter of 2002.

CONFERENCE CALL
The national food and agricultural cooperative will discuss these results in a conference call scheduled for 1:00 p.m., Eastern Standard Time, February 2, 2004. The dial-in numbers are: USA -- 1-877-546-1565; International -- 1-773-756-4602. The passcode is "Land O'Lakes." A replay of the conference call will be available through February 16, 2004 at: USA -- 1-888-568-0896; International 1-402-998-1574. The replay access ID is 3824.

Land O'Lakes is a national, farmer-owned food and agricultural cooperative, with annual sales of approximately $6 billion. Land O'Lakes does business in all 50 states and more than 50 countries. It is a leading marketer of a full line of dairy-based consumer, foodservice and food ingredient products across the United States; serves its international customers with a variety of food and animal feed ingredients; and provides farmers and local cooperatives with an extensive line of agricultural supplies (feed, seed, crop nutrients and crop protection products) and services.

                                      -30-

                              CAUTIONARY STATEMENT
This document contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 that are based on management's current expectations and assumptions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. For a further discussion of important risk factors that may materially affect management's estimates and Land O'Lakes results, please see the risk factors contained in Land O'Lakes Annual Report filed on Form 10-K for the year ended December 31, 2002 which can be found, free of charge, on the Securities and Exchange Commission web site (www.sec.gov) and the company's website (www.landolakesinc.com).

                               LAND O'LAKES, INC.
                           Consolidated Balance Sheets
                                ($ IN THOUSANDS)

                                                                          DECEMBER 31,          DECEMBER 31,
                                                                              2003                  2002
------------------------------------------------------------------------------------------------------------
Assets
Current assets:
     Cash and short-term investments                                      $   110,274           $    64,327
     Restricted cash                                                           20,118                     -
     Receivables, net                                                         640,146               567,584
     Receivable from legal settlement                                               -                96,707
     Inventories                                                              496,776               446,386
     Prepaid expenses                                                         246,373               189,246
     Other current assets                                                      42,006                13,878
------------------------------------------------------------------------------------------------------------
         Total current assets                                               1,555,693             1,378,128

Investments                                                                   506,641               545,592
Property, plant and equipment, net                                            624,631               579,860
Property under capital lease                                                  109,145               105,736
Goodwill, net                                                                 373,083               323,413
Other intangibles                                                             102,938               101,770
Other assets                                                                  126,025               211,823
------------------------------------------------------------------------------------------------------------
         Total assets                                                     $ 3,398,156           $ 3,246,322
============================================================================================================

LIABILITIES AND EQUITIES
Current liabilities:
     Notes and short-term obligations                                     $    80,703           $    37,829
     Current portion of long-term debt                                          7,841               104,563
     Current portion of obligations under capital lease                        10,399               108,279
     Accounts payable                                                         761,663               701,786
     Accrued expenses                                                         216,586               204,629
     Patronage refunds and other member equities payable                       19,449                12,388
------------------------------------------------------------------------------------------------------------
         Total current liabilities                                          1,096,641             1,169,474

Long-term debt                                                              1,065,382             1,007,308
Obligations under capital lease                                                99,650                     -
Employee benefits and other liabilities                                       175,363               104,340
Deferred tax liabilities                                                        1,725                     -
Minority interests                                                             62,739                53,687

Equities:

     Capital stock                                                              2,125                 2,190
     Member equities                                                          882,547               873,659
     Accumulated other comprehensive loss                                     (65,617)                    -
     Retained earnings                                                         77,601                35,664
------------------------------------------------------------------------------------------------------------
         Total equities                                                       896,656               911,513
------------------------------------------------------------------------------------------------------------
Commitments and contingencies
------------------------------------------------------------------------------------------------------------
Total liabilities and equities                                            $ 3,398,156           $ 3,246,322
============================================================================================================

                               LAND O'LAKES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                ($ IN THOUSANDS)


                                                               THREE MONTHS ENDED                  TWELVE MONTHS ENDED
                                                                   DECEMBER 31,                         DECEMBER 31,
                                                                   (UNAUDITED)                           (AUDITED)
                                                        ----------------------------------   ---------------------------------
                                                              2003              2002               2003              2002
-----------------------------------------------------   ----------------  ----------------   ---------------   ---------------
Net sales                                                   $ 1,889,673       $ 1,523,127         6,320,456         5,846,864
Cost of sales                                                 1,688,905         1,411,296         5,735,247         5,350,423
-----------------------------------------------------   ----------------  ----------------   ---------------   ---------------
Gross profit                                                    200,768           111,831           585,209           496,441

Selling, general and administrative                             122,428           101,591           468,341           470,648
Restructuring and impairment charges                              4,317            23,194             7,486            31,412
-----------------------------------------------------   ----------------  ----------------   ---------------   ---------------
Earnings (loss) from operations                                  74,023           (12,954)          109,382            (5,619)

Interest expense, net                                            22,996            19,419            82,948            78,671
Gain on legal settlements                                          (310)         (118,709)          (22,842)         (155,544)
Other (income) expense, net                                        (916)              876            (1,586)           (8,243)
Equity in (earnings) loss of affiliated companies                (1,127)            7,147           (57,145)          (22,675)
Minority interest in earnings of subsidiaries                     2,727             6,942             6,366             5,487
-----------------------------------------------------   ----------------  ----------------   ---------------   ---------------
Earnings before income taxes                                     50,653            71,371           101,641            96,685
Income tax expense (benefit)                                     10,062             7,816            18,103            (2,202)
-----------------------------------------------------   ----------------  ----------------   ---------------   ---------------
Net earnings                                                   $ 40,591          $ 63,555          $ 83,538          $ 98,887
=====================================================   ================  ================   ===============   ===============

                          LAND O'LAKES, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS
                           ($ IN THOUSANDS)


                                                                                  TWELVE MONTHS ENDED
                                                                                       DECEMBER 31,
                                                                          -----------------------------------
                                                                              2003                2002
                                                                          --------------    -----------------
Cash flows from operating activities:
       Net earnings                                                            $ 83,538             $ 98,887
       Adjustments to reconcile net earnings to net cash
         provided by operating activities:
           Depreciation and amortization                                        113,032              103,699
           Amortization of deferred financing charges                             7,736                3,063
           Bad debt expense                                                       5,222                5,094
           Proceeds from patronage revolvement received                           5,000                2,061
           Non-cash patronage income                                             (3,578)              (1,921)
           Receivable from legal settlement                                      96,707              (96,707)
           Deferred income tax expense (benefit)                                 12,511               (5,050)
           Decrease (increase) in other assets                                    5,865              (85,843)
           Decrease in other liabilities                                         (2,216)              (2,301)
           Restructuring and impairment charges                                   7,486               31,412
           Gain on divestiture of businesses                                       (684)              (4,992)
           Equity in earnings of affiliated companies                           (57,145)             (22,675)
           Minority interests                                                     6,366                5,487
           Other                                                                 (7,836)                 (74)
       Changes in current assets and liabilities, net of
         acquisitions and divestitures:
           Receivables                                                          (45,433)             (26,087)
           Inventories                                                          (13,941)              (4,167)
           Other current assets                                                 (59,031)             (22,216)
           Accounts payable                                                      41,549               62,654
           Accrued expenses                                                      32,355              (18,316)
                                                                          --------------    -----------------
        Net cash provided by operating activities                               227,503               22,008

Cash flows from investing activities:
       Additions to property, plant and equipment                               (74,052)             (87,437)
       Payments for investments                                                 (10,297)             (16,226)
       Proceeds from divestiture of businesses                                    1,815               16,070
       Proceeds from sale of investments                                          3,000               27,371
       Proceeds from sale of property, plant and equipment                       22,969               24,313
       Dividends from investments in affiliated companies                        37,356               26,558
       Increase in restricted cash                                              (20,118)                   -
       Other                                                                      4,105                5,116
                                                                          --------------    -----------------
       Net cash used by investing activities                                    (35,222)              (4,235)

Cash flows from financing activities:
       Increase in short-term debt                                               12,736               10,118
       Proceeds from issuance of long-term debt                                 185,037                6,057
       Payments on principal of long-term debt                                 (305,963)             (62,040)
       Payments on principal of capital lease obligations                        (9,590)                   -
       Payments for debt issuance costs                                          (3,486)                   -
       Payments for redemption of member equities                               (24,380)             (37,878)
       Other                                                                       (688)                 128
                                                                          --------------    -----------------
       Net cash used by financing activities                                   (146,334)             (83,615)
                                                                          --------------    -----------------
       Net increase (decrease) in cash and short-term investments                45,947              (65,842)
Cash and short-term investments at beginning of period                           64,327              130,169
                                                                          --------------    -----------------
Cash and short-term investments at end of period                              $ 110,274             $ 64,327
                                                                          --------------    -----------------

                               LAND O'LAKES, INC.
                                     EBITDA
                                ($ IN THOUSANDS)
                                  (UNAUDITED)


                                                                                     TWELVE MONTHS
                                                         THREE MONTHS ENDED              ENDED
                                                            DECEMBER 31,              DECEMBER 31,
                                                    ------------------------------  ----------------
                                                        2003            2002             2003
--------------------------------------------------  --------------  --------------  ----------------
NET EARNINGS                                             $ 40,591        $ 63,555          $ 83,538
Income taxes expense                                       10,062           7,816            18,103
Minority interest in earnings of subsidiaries               2,727           6,942             6,366
Equity in (earnings) loss of affiliated companies          (1,127)          7,147           (57,145)
Interest expense, net                                      22,996          19,419            82,948
Cash (non-cash) patronage income                               79            (181)            2,000
Joint venture cash distributions                           32,166          18,926            39,909
Depreciation and amortization                              29,572          26,419           113,032
Non-cash impairment charges                                 3,612          14,608             3,954
One-time items not included in bond EBITDA                   (916)            (57)          (14,681)
Severance costs incurred - PMI acquisition                      -           7,821                 -
Unrealized hedging (gain) loss                            (12,565)          6,252           (19,462)
Unrestricted entities - EBITDA                            (25,360)          5,465           (34,248)
--------------------------------------------------  --------------  --------------  ----------------
 BOND EBITDA                                            $ 101,837       $ 184,132         $ 224,314
==================================================  ==============  ==============  ================

ADJUSTMENTS TO BANK EBITDA:
Finance Co. and Conroe ACS restricted for Bank                                                 (702)
Net legal accruals                                                                           95,867
Restructuring charges less cash paid                                                         (1,333)
Non-cash one-time items / reserves                                                           (7,578)
Gain on sale of assets                                                                       15,206
--------------------------------------------------                                  ----------------
 BANK EBITDA                                                                              $ 325,774
==================================================                                  ================

BANK COVENANTS

Interest expense coverage ratio - required  >   2.5                                          4.55 x
                                            -
Leverage ratio - required   <   3.75                                                         2.62 x
                            -

Consolidated cash interest expense (1)
INTEREST EXPENSE                                                                           $ 82,948
Unrestricted subs interest expense                                                           (8,373)
Interest related to securitization                                                           (2,210)
Interest earned                                                                               5,422
Change in accrued interest                                                                    1,543
Non-cash amortized financing costs                                                           (7,735)
                                                                                    ----------------
   TOTAL BANK CONSOLIDATED CASH INTEREST EXPENSE                                           $ 71,595
                                                                                    ================

Consolidated Indebtedness (2)
TOTAL INDEBTEDNESS (INCLUDES CAPITAL LEASES AND CAPITAL SECURITIES)                     $ 1,263,975
Less capital securities                                                                    (190,700)
Less CPI capital lease                                                                      (99,239)
Less MoArk capital lease                                                                    (10,797)
Less MoArk debt                                                                            (100,862)
Less CPI bonds                                                                              (10,000)
Less other unrestricted subs debt                                                              (205)
                                                                                    ----------------
   TOTAL BANK CONSOLIDATED INDEDTEDNESS                                                   $ 852,172
                                                                                    ================

Bond Coverage Ratio

Interest expense coverage ratio - required  >   2.5                                          3.01 x
                                            -

Bond consolidated interest expense
INTEREST EXPENSE                                                                           $ 82,948
Unrestricted subs interest expense (includes interest related to securitization)             (8,591)
Capitalized interest                                                                              8
Interest on sales lease back transaction                                                         52
                                                                                    ----------------
   TOTAL BOND CONSOLIDATED INTEREST EXPENSE                                                $ 74,417
                                                                                    ================


(1) Dividends on capital securities are included in interest expense.
(2) Capital securities and external debt of unrestricted subsidiaries are excluded from the bank indebtedness calculation as per the Credit Agreement.